Exhibit (10)(ce)

MET-PRO CORPORATION
STANDARD FORM FOR THE
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of the 17th day of December, 2010, between MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), and _____________________, a non-employee Director of the Company (“Grantee”).
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Pursuant to and under the terms of the Met-Pro Corporation Year 2005 Equity Incentive Plan (the “Plan”), the Company hereby grants the Grantee Restricted Stock Units (“RSUs”) in respect of the Company’s Common Shares, par value $.10 per share (the “Common Shares”), on the following terms and conditions:

1.        GRANT OF RSUs. The Company hereby grants to Grantee [______________] RSUs.  The Common Shares covered by these RSUs are sometimes hereinafter referred to as the “RSU Shares”.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

2.         RESTRICTED STOCK UNITS. Each RSU entitles the Grantee to receive from the Company one Common Share at the Vesting Date (as defined below) in accordance with the terms of this Agreement and the Plan. As soon as practical after the Vesting Date, the Company shall deliver a certificate or certificates for the RSU Shares in payment for the RSUs, unless such payment is deferred in accordance with the terms and conditions of a Restricted Stock Units Deferral Election Agreement.

3.         VESTING.

(a)           Subject to Section 3(b) and Section 4 hereof and the other provisions hereof, the RSUs granted under this Agreement shall vest on December 17, 2011 (the “Vesting Date”).

(b)           Subject to Section 4 hereof, any portion of the RSUs that shall not yet be vested under the terms of Section 4(a) shall immediately and without action by any party become fully vested upon the earlier to occur of the following: (i) a Change of Control (as hereafter defined); (ii) the death of the Grantee; (iii) a declaration of permanent and total disability of the Grantee (as defined in Section 22(e) of the Internal Revenue Code) (hereafter, “permanent and total disability”) together with a declaration of Grantee’s eligibility for Social Security disability benefits; and (iv) any other cessation or termination of the Grantee’s services to the Company as a non-employee Director, other than in connection with the foregoing provisions of this Section 3(b) and other than as a result of a removal for cause; provided, however, that the portion of the RSUs that shall vest pursuant to the foregoing provisions of this Section 3(b)(iv) shall be the number of RSUs that as of such date are not vested multiplied by a fraction, the numerator of which is the number of months between the date of grant of the RSUs and the date of such cessation or termination, not to exceed twelve months, and the denominator of which is twelve, and any remaining portion of the RSUs that does not so vest shall terminate and shall not thereafter vest.

(c)           For purposes of this Agreement, (i) the term “Change in Control” shall have the same definition as set forth in any Key Employee Severance Agreement from time to time in effect between the Company and any key employee of the Company; and (ii) the cessation of the Grantee’s services to the Company as a result of (A) retirement pursuant either to (X) a pension or retirement plan adopted by the Company or (Y) at or after the normal retirement date prescribed from time to time by the Company or (B) the decision  by the Company not to re-nominate the Grantee for election to the Board of Directors regardless of the reason therefore shall not be deemed to be a removal for cause.

4.   TERMINATION OF RSUs.  All unvested RSUs shall immediately terminate without any further act by the Company and Grantee shall have no further rights hereunder, as follows:

(a)           Upon the date that the Grantee is removed for cause from service as a Director;

(b)           Upon the commission of any act for which either criminal or civil penalties may be sought;

(c)           Upon the willful violation of any of the Company’s written policies;

(d)           Upon engaging in any activity which is competition with the Company, or any parent or subsidiary of the Company; or

(e)           Upon any unauthorized disclosure of the confidential information or trade secrets of the Company or of any parent or subsidiary of the Company.

5.   NONTRANSFERABILITY.  The RSUs granted pursuant to this Agreement may not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, excepting by Will or the laws of descent and distribution.

6.   NO RIGHTS OTHER THAN THOSE EXPRESSLY CREATED.  Neither this Agreement, the RSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained in the service of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a shareholder with respect to any RSU Shares until such time as the underlying RSU has been vested and the RSU Shares have been issued.

7.   DEFERRAL.  The Company’s executive officers shall be entitled to defer receipt of the RSU Shares subject to the term and conditions of a Restricted Stock Units Deferral Election Agreement.

8.   COMPLIANCE WITH LAWS.

(a)           Tax Matters.

(i)        In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Grantee.
(ii)       In accordance with the terms of the Plan, and such rules as may be adopted by the Board under the Plan, the Grantee may elect to satisfy the Grantee’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (A) delivering cash, check or money order payable to the Company, or (B) having the Company withhold a portion of the RSU Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.  The Company will not deliver any fractional RSU Shares but will instead round down to the next full number the amount of RSU Shares to be delivered.  The Grantee’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises.  If the Grantee fails to timely make such an election, the Company shall have the right to withhold a portion of the RSU Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

(b)          Securities Law Compliance.  Upon vesting (or partial vesting) of the RSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the RSU Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of RSU Shares until completion of such registration or other qualification of such shares under any Federal or state laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of RSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. Share Certificates issued hereunder may be legended to reflect such restrictions.

(c)          General.  No RSU Shares shall be issued upon vesting of an RSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such RSU Shares.

9.   MISCELLANEOUS.

(a)          Excepting as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

(b)          Notwithstanding anything to the contrary set forth herein, and notwithstanding any election made in the Restricted Stock Units Deferral Election Agreement, the Company reserves the right to deliver to the Grantee all of the RSU Shares granted pursuant to this Agreement and subject to any Restricted Stock Units Deferral Election Agreement at any time following the termination of the Grantee’s service with the Company or any of its subsidiaries.

(c)          In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence.  A provision set forth herein which is not addressed by the Plan shall be given effect to except to the extent to which it is in conflict with the Plan.

(d)          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MET-PRO CORPORATION

By:	/s/ Raymond J. De Hont,
Raymond J. De Hont, President

, Grantee